UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Glass Lewis Supports ALL of BlackRock’s Board Nominees and Rejects ALL of Saba’s Proposals to Terminate BlackRock as Investment Adviser at Contested CEF Annual Meetings

Recommends Voting on the WHITE Proxy Card at Upcoming Meetings on June 17, June 18, June 25 and June 26

NEW YORK—BlackRock Advisors, LLC (“BlackRock”) announced today that leading independent proxy advisory firm Glass Lewis has issued recommendations for the reelection of ALL of BlackRock’s Board nominees and against ALL proposals put forth by dissident shareholder Saba Capital Management, L.P. (“Saba”) at the upcoming contested meetings for ten closed-end funds advised by BlackRock.

Glass Lewis has recommended that shareholders vote on the WHITE proxy card:

•	FOR ALL Board nominees at:
•	BlackRock Capital Allocation Term Trust (NYSE: BCAT)
•	BlackRock California Municipal Income Trust (NYSE: BFZ)
•	BlackRock Innovation and Growth Term Trust (NYSE: BIGZ)
•	BlackRock Health Sciences Term Trust (NYSE: BMEZ)
•	BlackRock New York Municipal Income Trust (NYSE: BNY)
•	BlackRock Science and Technology Term Trust (NYSE: BSTZ)
•	BlackRock ESG Capital Allocation Trust (NYSE: ECAT)
•	BlackRock MuniHoldings New York Quality Fund, Inc. (NYSE: MHN)
•	BlackRock MuniYield Pennsylvania Quality Fund (NYSE: MPA)
•	BlackRock MuniYield New York Quality Fund, Inc. (NYSE: MYN)

•	AGAINST ALL proposals to terminate BlackRock as investment adviser of:
•	BlackRock Capital Allocation Term Trust (NYSE: BCAT)
•	BlackRock California Municipal Income Trust (NYSE: BFZ)
•	BlackRock Innovation and Growth Term Trust (NYSE: BIGZ)
•	BlackRock Health Sciences Term Trust (NYSE: BMEZ)
•	BlackRock Science and Technology Term Trust (NYSE: BSTZ)
•	BlackRock ESG Capital Allocation Trust (NYSE: ECAT)

“We applaud Glass Lewis for backing our incumbent Board nominees and rejecting every Saba proposal to terminate BlackRock as investment manager. These recommendations, along with the strong support we received from ISS, highlight the strength of our Board members, the quality of our portfolio management team and our continued legacy of delivering for all shareholders,” said R. Glenn Hubbard, Chair of the Boards of BlackRock Closed-End Funds.

Important statements by Glass Lewis in its voting recommendations include1:

From recommendations on BCAT, BIGZ, BMEZ, BSTZ, ECAT, MPA and MHN:

[1]	Permission to use quotes was neither sought nor obtained.

•	“…we believe Saba Capital has failed to make a compelling case to support the changes it is seeking at the Fund.”

From recommendations on BCAT, BIGZ, BMEZ, BSTZ, ECAT and MHN:

•

“…the Management Nominees have far more relevant and substantive professional credentials than the Dissident Nominees. In our view, the Dissident Nominees are relatively underqualified for serving on the Fund’s board and/or are likely to push for an agenda focused primarily on effecting a liquidity event consistent with Saba Capital’s typical playbook.”

From recommendation on BIGZ and BSTZ…

•	“…the Fund has been able to deliver exceptional distribution rates without paying excessive fees and other expenses…”

From recommendation on BCAT…

•

“Overall, we believe these results suggest that the Fund’s comparative performance in terms of both premium/discount to NAV and TSR [total shareholder return] is recovering, while being able to maintain an attractive distribution rate and expense ratio.”

From recommendation on BSTZ…

•	“Glass Lewis does not believe that Saba Capital Management has made a persuasive case that the cancelation of the management agreement is in the best interests of shareholders.”

From recommendations on ECAT…

•

“…these results suggest that the Fund’s comparative performance in terms of both premium/discount to NAV and TSR have been in line with or even outperformed peers, while being able to maintain an attractive distribution rate and expense ratio.”

From recommendations on MPA…

•	“…the board’s recent actions, particularly the distribution rate increase, are more likely to have been the main contributing factor to the recent narrowing of the Fund’s NAV discount.”

•

“… the market return of the Fund (reflecting reinvestment of dividends and/or distributions at actual reinvestment prices) outperformed the benchmark indices over the observed six-month, one-year and five-year periods.”

•	“…the Dissident Nominees are collectively underqualified for board service, particularly when compared to the Management Nominees.”

From the recommendation on MHN…

•

“…we believe the Dissident’s argument here [overboarding] is decidedly misleading given that the referenced limits relate to serving on the boards of public companies as opposed to mutual funds or closed-end funds.”

•

“… it appears to us that neither of them has prior experience in the closed-end fund space nor in municipal bonds. Further, the Dissident Nominees appear to us to have limited experience serving on the boards of public companies…”

BlackRock recently announced several enhancements across its closed-end fund complex, including discount management programs for certain closed-end funds, distribution increases for certain municipal bond and term closed-end funds, and fee waivers for all municipal bond closed-end funds. These actions provide $2.9 billion in liquidity across those funds.

VOTE FOR ALL BOARD NOMINEES ON THE WHITE PROXY CARD TODAY

Only your latest dated proxy will count at the meeting. Please do NOT send back any gold proxy card you may receive from Saba as this will cancel your prior vote for the Board nominees.

If you have already sent back the gold proxy card you received from Saba, you can still change your vote by (1) using the website provided on the WHITE proxy card; or (2) calling the toll-free number provided on the WHITE proxy card.

If you have any questions about the nominees or proposal(s) to be voted on, please call Georgeson LLC, the firm assisting us in the solicitation of proxies, toll free at:

•	BlackRock California Municipal Income Trust (NYSE: BFZ): (866) 529-0071

•	BlackRock New York Municipal Income Trust (NYSE: BNY): (866) 529-0358

•	BlackRock MuniYield New York Quality Fund, Inc. (NYSE: MYN): (866) 529-0466

•	BlackRock MuniHoldings New York Quality Fund, Inc. (NYSE: MHN): (866) 529-0465

•	BlackRock MuniYield Pennsylvania Quality Fund (NYSE: MPA): (866) 529-0352

•	BlackRock Science and Technology Term Trust (NYSE: BSTZ): (866) 529-3057

•	BlackRock Innovation and Growth Term Trust (NYSE: BIGZ): (866) 529-6605

•	BlackRock Health Sciences Term Trust (NYSE: BMEZ): (866) 529-4033

•	BlackRock Capital Allocation Term Trust (NYSE: BCAT): (866) 529-8146

•	BlackRock ESG Capital Allocation Term Trust (NYSE: ECAT): (866) 529-8106

The Funds’ letters, proxy statements and proxy cards for the annual meetings of shareholders to be held on June 17, 2024 (BFZ, BNY, MYN), June 18, 2024 (MHN, MPA, BSTZ), June 25, 2024 (BIGZ, BMEZ) and June 26, 2024 (BCAT, ECAT) are available at:

•	BFZ: https://www.proxy-direct.com/blk-33917

•	BNY: https://www.proxy-direct.com/blk-33921

•	MYN: https://www.proxy-direct.com/blk-33920

•	MHN: https://www.proxy-direct.com/blk-33923

•	MPA: https://www.proxy-direct.com/blk-33919

•	BSTZ: https://www.proxy-direct.com/blk-33918

•	BIGZ: https://www.proxy-direct.com/blk-33887

•	BMEZ: https://www.proxy-direct.com/blk-33888

•	BCAT: https://www.proxy-direct.com/blk-33885

•	ECAT: https://www.proxy-direct.com/blk-33886

About BlackRock

BlackRock’s purpose is to help more and more people experience financial well-being. As a fiduciary to investors and a leading provider of financial technology, we help millions of people build savings that serve them throughout their lives by making investing easier and more affordable. For additional information on BlackRock, please visit www.blackrock.com/corporate

Availability of Fund Updates

BlackRock will update performance and certain other data for the funds on a monthly basis on their website in the “Closed-end Funds” section of www.blackrock.com, as well as certain other material information as necessary from time to time. Investors and others are advised to check the website for updated performance information and the release of other material information about the funds. This reference to BlackRock’s website is intended to allow investors public access to information regarding the funds and does not, and is not intended to, incorporate BlackRock’s website in this release.

Forward-Looking Statements

This press release, and other statements that BlackRock or the funds may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to the funds’ or BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

With respect to the funds, the following factors, among others, could cause actual events to differ materially from forward-looking statements or historical performance: (1) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for the funds or in the funds’ net asset value; (2) the relative and absolute investment performance of the funds and their investments; (3) the impact of increased competition; (4) the unfavorable resolution of any legal proceedings; (5) the extent and timing of any distributions or share repurchases; (6) the impact, extent and timing of technological changes; (7) the impact of legislative and regulatory actions and reforms, and regulatory, supervisory or enforcement actions of government agencies relating to the funds or BlackRock, as applicable; (8) terrorist activities, international hostilities, health epidemics and/or pandemics and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (9) BlackRock’s ability to attract and retain highly talented professionals; (10) the impact of BlackRock electing to provide support to its products from time to time; and (11) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions.

Annual and Semi-Annual Reports and other regulatory filings of the funds with the Securities and Exchange Commission (“SEC”) are accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, and may discuss these or other factors that affect the funds. The information contained on BlackRock’s website is not a part of this press release.

Contacts

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GroupCorpCommsAMRS@blackrock.com